Exhibit 5.1

October 14, 2025

FG Nexus Inc.

6408 Bannington Road

Charlotte, North Carolina 28226

Re:	Registration Statement on Form S-3ASR

We have acted as special Nevada counsel to FG Nexus Inc., a Nevada corporation (the “Company”), in connection with the registration for resale by the Selling Stockholders (as defined in the Registration Statement) of up to 40,000,000 shares of common stock, $0.001 par value per share of the Company (the “Shares”) on Form S-3ASR filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

As the basis for the opinions hereinafter expressed, we have examined such statutes, including Chapter 78 of the Nevada Revised Statutes (the “Nevada Act”), records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to: the Registration Statement (including the forms of offering documents incorporated as exhibits thereto); the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada (the “NV Secretary”) on October 17, 2022, as amended by that certain Certificate of Amendment filed with the NV Secretary on February 29, 2024, that certain Certificate of Change filed with the Secretary of State of the State of Nevada on October 29, 2024, that certain Certificate of Amendment filed with the NV Secretary on September 5, 2025 and that certain Certificate of Amendment filed with the NV Secretary on October 7, 2025 (as amended, the “Company Articles”); the Certificate of Existence with Status in Good Standing, issued by the NV Secretary on October 14, 2025 (the “Good Standing Certificate”); and a certificate of an officer of the Company representing certain matters related to the subject matter hereof (the “Officer’s Certificate”).

In making our examination, we have assumed: (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed or electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing any document on such individual’s behalf or on behalf of any entity had the legal capacity to do so; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement, Company Articles, or other organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (viii) the accuracy, completeness and authenticity of certificates of public officials.

FG Nexus Inc. October 14, 2025 Page 2

In connection with the opinion hereinafter expressed, we have also assumed that the Shares will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement, including in accordance with the securities purchase agreement and pre-funded warrant agreement described therein (collectively the “Offering Documents”).

Based on the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that the Shares, when issued in accordance with the terms of the Offering Documents, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited solely and in all respects to provisions of the Nevada Act that, in our experience, are applicable to transactions of the type contemplated by the Offering Documents, and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinion expressed herein is given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein. This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Registration Statement on Form S-3ASR filed on October 14, 2025. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Holland & Hart LLP